EXHIBIT 99.1

NEWS RELEASE

Contact:	Centene Corporation Karey L. Witty Chief Financial Officer (314) 725-4477

Lisa M. Wilson Investor Relations Department (212) 759-3929

CENTENE CORPORATION REPORTS SEVENTEENTH CONSECUTIVE QUARTER
OF INCREASED PROFITABILITY

ST. LOUIS, MISSOURI (October 27, 2003) — Centene Corporation (NYSE: CNC) today announced its financial results for the quarter ended September 30, 2003.

Third Quarter Highlights

•	Revenues of $198.4 million, a 70% increase over the third quarter of 2002.

•	Earnings from operations of $12.6 million, a 57% increase over the third quarter of 2002.

•	Centene completed a follow-on offering on August 13, 2003, issuing 3,450,000 shares of common stock from which the Company received net proceeds of $81.4 million.

•	Earnings per diluted share of $0.44.

•	Organic membership growth of 28% over the third quarter of 2002.

•	Days in claims payable of 52.5, within the Company’s target range of 50-55.

•	Health benefits ratio of 82.0%, within the Company’s target range of 82.0% to 83.5%.

•	Effective August 1, 2003, the Company’s Texas subsidiary, Superior HealthPlan, acquired the Medicaid-related contract rights of HMO Blue Texas in the San Antonio, Texas market.

•	In September 2003, the Company signed a definitive agreement to acquire the Medicaid-related assets of Family Health Plan, Inc., a wholly owned subsidiary of Mercy Health Partners. This transaction includes the right to serve up to 24,000 of Family Health Plan’s Medicaid members in Toledo, Ohio, a new market and state for the Company.

Michael F. Neidorff, Centene’s president and chief executive officer, said, “We are pleased with the ongoing predictable performance of our Company including strong organic growth in our existing markets. We continue to demonstrate the clear capability to acquire and integrate companies that achieve our goals and save states money. Our objective is to build a balanced multi-line company, in both the Medicaid Managed Care and Specialty Services arenas. To that end, we are in the process of adding our fifth state, Ohio, where we believe there is a significant opportunity to grow organically while providing better health outcomes for our Medicaid members.

Additionally, our recent service area expansion and increased investment in New Jersey confirms our commitment to this market. We continue to add the requisite management to be able to successfully grow organically and through acquisitions.”

The following table depicts membership in Centene’s managed care organizations by state at September 30, 2003 and 2002:

	2003	2002

Wisconsin	150,200	126,800
Texas	152,100	67,800
Indiana	112,100	101,500
New Jersey	52,700	—

TOTAL	467,100	296,100

The following table depicts membership in Centene’s managed care organizations by member category at September 30, 2003 and 2002:

	2003		2002

Medicaid (excluding SSI)	389,200		264,100
SCHIP	68,600		29,400
SSI	9,300	(a)	2,600

TOTAL	467,100		296,100

(a)	4,300 at-risk; 5,000 ASO

Statement of Earnings Highlights

•	For the third quarter of 2003, revenues increased 70% to $198.4 million from $116.4 million in the third quarter of 2002.

•	The health benefits ratio, which reflects medical costs as a percent of premium revenues, was 82.0% for the third quarter of 2003, with the Medicaid category at 81.3% as compared to 82.2% for the same period in 2002. The Medicaid portion of this ratio was affected by a distribution from an escrow account for costs incurred prior to the Company’s acquisition of UHP.

•	General and administrative expenses as a percent of revenues on the Company’s Medicaid business segment has consistently decreased and was 10.1% for the third quarter of 2003 as compared to 10.9% for the third quarter of 2002 and 10.3% for the second quarter of 2003. Including the effects of the Company’s specialty business segment, which the Company entered into during the first quarter of 2003 and which has a higher level of general and administrative expenses, the combined general and administrative expense ratio was 11.3% for the third quarter of 2003.

•	Earnings from operations increased to $12.6 million in the third quarter of 2003 from $8.0 million in the comparable period of 2002. Net earnings were $8.7 million, or $0.44 per diluted share, compared to $9.3 million, or $0.52 per diluted share, for the third quarter of 2002. The Company’s 2002 operating results included a one-time dividend of $5.1 million from a captive insurance company in which the Company maintained an investment. Excluding this one-time gain, net income in the third quarter of 2002 was $6.1 million, or $0.34 per share.

•	For the nine months ended September 30, 2003, revenues increased 76% to $562.1 million from $319.8 million for the same period in the prior year. The health benefits ratio was 82.9%, with the Medicaid component at 82.0%, and compares to 82.2% for the same period in 2002. General and administrative expenses as a percent of revenues for the Medicaid segment decreased to 10.3% from 10.9% and were slightly higher on a combined basis at 11.2%, reflecting the addition of the Company’s specialty segment.

Earnings from operations increased 51% to $33.1 million from $22.0 million in 2002. Net earnings improved to $23.6 million, or $1.28 per diluted share.

•	The following table sets forth fully diluted earnings per share for the first, second and third quarters of 2003 as reported (GAAP) and on a pro-forma basis (non-GAAP). Pro forma (non-GAAP) net earnings per diluted share assumes that as of January 1, 2003: 1) the Company’s follow-on public offering was completed, 2) the net proceeds were invested in short-term instruments bearing interest of 2.0% and 3) the Company’s tax rate was 38%.

	Q3 2003	Q2 2003	Q1 2003

Net earnings, as reported (GAAP)	$8,704	$7,708	$7,161
Pro forma interest income, net of related tax effects	121	252	252

Pro forma (non-GAAP) net earnings	$8,825	$7,960	$7,413

Earnings per common share:
Diluted, as reported (GAAP)	$0.44	$0.43	$0.40
Diluted, pro forma (non-GAAP)	$0.41	$0.37	$0.35
Shares used in computing per share amounts:
As reported (GAAP)	19,842,145	17,803,016	17,757,266
Pro forma effect (non-GAAP)	1,612,500	3,450,000	3,450,000

Pro forma (non-GAAP)	21,454,645	21,253,016	21,207,266

Balance Sheet Highlights

At September 30, 2003, the Company had cash and investments of $258.3 million, a portion of which is restricted due to state regulatory requirements. Medical claims liabilities totaled $91.7 million, representing 52.5 days in claims payable versus 52.0 days from the previous quarter.

Outlook

Karey L. Witty, Centene’s chief financial officer, commented, “Our fourth quarter 2003 revenue guidance is in the range of $204 million to $206 million, and we anticipate net earnings of $0.43 to $0.44 per diluted share, based on 21.5 million shares outstanding.” A review of the complete results for the third quarter and management’s outlook for the fourth quarter, together with preliminary views on 2004, will take place during the Company’s scheduled third quarter earnings call.

Conference Call

As previously announced, the Company will host a conference call tomorrow, October 28, 2003, at 8:15 a.m. (Eastern Time) to review the financial results for the third quarter ended September 30, 2003, and to discuss its business outlook. Michael F. Neidorff and Karey L. Witty will host the conference call. Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 706-679-8592 from abroad, or via a live Internet broadcast on the Company’s website at www.centene.com, under the Investor Relations section. A replay will be available for on demand listening shortly after the completion of the call until 11:59 p.m. (Eastern Time) on November 4, 2003 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 3204094.

Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently.

The pro forma (non-GAAP) information presented above in the sixth paragraph under “Statement of Earnings Highlights” assumes that the Company’s follow-on public offering was completed as of January 1, 2003. This assumption has been made in the non-GAAP financial measures as management believes that this assumption generally provides a more consistent measure of the Company’s performance.

The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s core business. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Centene Corporation

Centene Corporation provides managed care programs and related services to individuals receiving benefits under Medicaid, including Supplemental Security Income (SSI), and the State Children’s Health Insurance Program (SCHIP). The Company operates health plans in Wisconsin, Texas, Indiana and New Jersey. In addition, the Company contracts with other healthcare organizations to provide specialty services including behavioral health, nurse triage and pharmacy compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided above in the first paragraph following the bullet listing under “Third Quarter Highlights” and in the paragraph under “Outlook” contain forward-looking statements that relate to future events and future financial performance of Centene. These forward-looking statements represent the Company’s estimates as of October 27, 2003. Subsequent events and developments may cause the Company’s estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene’s Medicaid managed care contracts by state governments would also negatively affect Centene.

[Tables Follow]

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	SEPTEMBER 30,	DECEMBER 31,
	2003	2002

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,906	$59,656
Premium and related receivables, net of allowances of $720 and $219, respectively	22,076	16,773
Short-term investments, at fair value (amortized cost $10,660 and $9,687, respectively)	10,659	9,571
Deferred income taxes	2,049	2,846
Other current assets	5,283	4,243

Total current assets	102,973	93,089
Long-term investments, at fair value (amortized cost $162,533 and $78,025, respectively)	164,685	79,666
Restricted deposits, at fair value (amortized cost $19,844 and $15,561, respectively)	20,038	15,762
Property and equipment, net	20,953	6,295
Intangible assets, net	15,232	10,695
Deferred income taxes	586	472
Other assets	3,985	4,348

Total assets	$328,452	$210,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liabilities	$91,739	$91,181
Accounts payable and accrued expenses	13,471	10,748
Current portion of long-term debt and notes payable	869	—
Other current liabilities	631	—

Total current liabilities	106,710	101,929
Long-term debt	7,688	—
Other liabilities	5,504	5,334

Total liabilities	119,902	107,263
Minority interest	—	881
Stockholders’ equity:
Common stock, $.001 par value; 40,000,000 shares authorized; 20,060,949 and 16,243,649 shares issued and outstanding, respectively	20	16
Additional paid-in capital	154,775	72,372
Accumulated other comprehensive income:
Net unrealized gain on investments, net of tax	1,477	1,087
Retained earnings	52,278	28,708

Total stockholders’ equity	208,550	102,183

Total liabilities and stockholders’ equity	$328,452	$210,327

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT SHARE DATA)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
Revenues:
Premiums	$195,827	$116,289	$554,939	$319,441
Services	2,580	109	7,134	320

Total revenues	198,407	116,398	562,073	319,761

Expenses:
Medical costs	160,672	95,644	459,983	262,697
Cost of services	2,681	84	6,269	252
General and administrative expenses	22,414	12,642	62,698	34,804

Total operating expenses	185,767	108,370	528,950	297,753

Earnings from operations	12,640	8,028	33,123	22,008
Other income (expense):
Investment and other income, net	1,245	6,768	3,476	8,659
Interest expense	(71)	(16)	(102)	(27)

Earnings before income taxes	13,814	14,780	36,497	30,640
Income tax expense	5,110	5,507	13,805	11,833
Minority interest	—	—	881	—

Net earnings	$8,704	$9,273	$23,573	$18,807

Earnings per common share, basic:
Net earnings per common share	$0.47	$0.58	$1.38	$1.21
Earnings per common share, diluted:
Net earnings per common share	$0.44	$0.52	$1.28	$1.08
Shares used in computing per share amounts:
Basic	18,430,713	16,042,196	17,094,621	15,558,080
Diluted	19,842,145	17,750,072	18,439,050	17,348,018

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	NINE MONTHS ENDED
	SEPTEMBER 30,

	2003	2002

	(Unaudited)
Cash flows from operating activities:
Net earnings	$23,573	$18,807
Adjustments to reconcile net earnings to net cash provided by operating activities - Depreciation and amortization	4,299	1,534
Stock compensation expense	232	264
Minority interest	(881)	—
Gain on sale of investments	(1,188)	(632)
Loss on disposal of equipment	102	—
Changes in assets and liabilities -
Increase in premium and related receivables	(4,132)	(1,218)
Increase in other current assets	(849)	(663)
Decrease in deferred income taxes	452	248
Decrease in other assets	363	171
Increase in medical claims liabilities	558	5,629
Decrease in accounts payable and accrued expenses	(396)	(2,247)
Increase in unearned capitation premium	—	897
Increase in other current liabilities	27	—
Increase (decrease) in other liabilities	164	(659)

Net cash provided by operating activities	22,324	22,131

Cash flows from investing activities:
Purchase of property and equipment	(16,253)	(3,110)
Proceeds from disposal of equipment	11	—
Purchase of investments	(291,462)	(155,690)
Sales and maturities of investments	202,306	96,975
Contract acquisitions	(1,451)	(570)
Investment in subsidiary, net of cash acquired	(1,767)	(3,193)

Net cash used in investing activities	(108,616)	(65,588)

Cash flows from financing activities:
Net proceeds from issuance of common stock	81,403	10,317
Extinguishment of acquired liabilities	(1,218)	—
Proceeds from borrowings	8,581	—
Reduction of long-term debt	(24)	—
Cash dividends paid	(3)	—
Proceeds from exercise of stock options	803	339

Net cash provided by financing activities	89,542	10,656

Net increase (decrease) in cash and cash equivalents	3,250	(32,801)

Cash and cash equivalents, beginning of period	59,656	88,867

Cash and cash equivalents, end of period	$62,906	$56,066

Supplemental disclosures of cash flow information:
Interest paid	$85	$11
Income taxes paid	$13,479	$11,878

CENTENE CORPORATION
SUPPLEMENTAL FINANCIAL DATA

	Q3	Q2	Q1	Q4
	2003	2003	2003	2002

MEMBERSHIP
Wisconsin	150,200	145,600	139,100	133,000
Texas	152,100	131,400	122,700	118,000
Indiana	112,100	109,000	104,800	105,700
New Jersey	52,700	52,700	52,700	52,900

Total	467,100	438,700	419,300	409,600

Medicaid	389,200	361,700	344,700	336,100
SCHIP	68,600	68,800	66,600	65,900
SSI	9,300	8,200	8,000	7,600

Total	467,100	438,700	419,300	409,600

REVENUE PER MEMBER	$143.73	$142.26	$142.06	$134.08

CLAIMS
Period-end inventory	59,436	109,865	144,465	150,717
Average inventory	75,615	85,412	131,382	73,800
Period-end inventory per member	0.13	0.25	0.34	0.37

DAYS IN CLAIMS PAYABLE(a)	52.5	52.0	58.1	71.8

(a)	Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average medical costs per calendar day for such period.

ANNUALIZED RETURN ON EQUITY(b)	21.3	%(c)	27.1%	27.0%	27.7%

(b)	Annualized Return on Equity is calculated as follows: (net income for quarter x 4) divided by ((beginning of period equity + end of period equity) divided by 2).

(c)	Reflects a 3,450,000 share follow-on offering completed August 13, 2003.

HEALTH BENEFITS RATIO BY CATEGORY:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,

	2003	2002	2003	2002

Medicaid (excluding SSI) and SCHIP	81.3%	82.2%	82.0%	82.2%
SSI	102.9%	—	103.5%	—
Total	82.0%	82.2%	82.9%	82.2%

GENERAL AND ADMINISTRATIVE EXPENSE RATIO BY BUSINESS SEGMENT:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,

	2003	2002	2003	2002

Medicaid Managed Care	10.1%	10.9%	10.3%	10.9%
Specialty Services	32.0%	—	31.0%	—
Total	11.3%	10.9%	11.2%	10.9%

MEDICAL CLAIMS LIABILITIES
(in thousands)

Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, September 30, 2002	$65,194
Acquisitions	16,230	(d)
Incurred related to:
Current period	597,338
Prior period	(20,585)

Total incurred	576,753

Paid related to:
Current period	524,945
Prior period	41,493

Total paid	566,438

Balance, September 30, 2003	$91,739

(d)	Includes reserves acquired in connection with the acquisition of the outstanding capital stock of University Health Plans, Inc.

Our claims reserving process utilizes a consistent actuarial methodology to estimate our ultimate liability. Any reduction in the “Incurred related to: Prior period” claims may be offset as we actuarially determine “Incurred related to: Current period.” As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs. We believe we have consistently applied our claims reserving methodology in each of the periods presented.